Exhibit 99.1

Arby’s Restaurant Group, Inc. and Buffalo Wild Wings, Inc.

Announce Definitive Merger Agreement

ATLANTA and MINNEAPOLIS, (November 28, 2017) – Arby’s Restaurant Group, Inc. (“ARG”) and Buffalo Wild Wings, Inc. (Nasdaq: BWLD) (“BWW”) today announced that the companies have entered into a definitive merger agreement under which ARG will acquire BWLD for $157 per share in cash, in a transaction valued at approximately $2.9 billion, including BWW’s net debt. The agreement, which has been unanimously approved by both companies’ Boards of Directors, represents a premium of approximately 38% to BWW’s 30-day volume-weighted average stock price as of November 13, 2017, the latest trading day prior to news reports speculating about a potential transaction.

Statement by Paul Brown, Chief Executive Officer of Arby’s Restaurant Group, Inc.

“Buffalo Wild Wings is one of the most distinctive and successful entertainment and casual dining restaurant companies in America,” said Paul Brown, CEO of Arby’s Restaurant Group, Inc. “We are excited to welcome a brand with such a rich heritage, led by an exceptionally talented team. We look forward to leveraging the combined strengths of both organizations into a truly differentiated and transformative multi-brand restaurant company.”

Statement by Sally Smith, Chief Executive Officer of Buffalo Wild Wings, Inc.

“We are excited about this merger and confident Arby’s represents an excellent partner for Buffalo Wild Wings,” said Sally Smith, CEO of Buffalo Wild Wings. “This transaction provides compelling value to our shareholders and is a testament to the hard work and efforts of our talented Team Members and franchisees. We are confident that the strength of our two industry-leading brands, under the sponsorship of Roark Capital – an experienced restaurant and food service investor – will enable us to capitalize on significant growth opportunities in the years ahead.”

Transaction Details

The transaction is not subject to a financing condition and is expected to close during the first quarter of 2018, subject to the approval of BWW shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals.

Following the close of the transaction, BWW will be a privately-held subsidiary of Arby’s Restaurant Group, Inc. and will continue to be operated as an independent brand. Paul Brown will serve as Chief Executive Officer of the parent company.

Arby’s is majority owned by affiliates of Roark Capital Group (Roark), an Atlanta based private equity firm that focuses on investing in franchised and multi-unit businesses in the restaurant, retail and other consumer sectors. Affiliates of Roark are committing all of the equity that, together with the proceeds of debt financing, will be necessary to complete the transaction.

Certain funds advised by Marcato Capital Management, LP, which own approximately 6.4% of the outstanding shares of BWW, have entered into an agreement to vote in favor of the transaction.

Advisors

Barclays is serving as financial advisor and White & Case LLP is serving as legal counsel to ARG. Goldman Sachs & Co. LLC is serving as financial advisor and Faegre Baker Daniels LLP is serving as legal counsel to BWW.

About Arby’s Restaurant Group, Inc.

Arby’s Restaurant Group, Inc. is the parent company, owner-operator, and franchisor of the Arby’s brand. Arby’s, founded in 1964, is the second-largest sandwich restaurant brand in the world with more than 3,300 restaurants in seven countries. The company is majority owned by an affiliate of Roark Capital Group and is headquartered in Atlanta, Ga. For more information, visit Arbys.com

About Buffalo Wild Wings

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently more than 1,250 Buffalo Wild Wings locations in 10 countries. For more information, visit BuffaloWildWings.com

About Roark Capital Group

Roark focuses on investing in franchised and multi-unit businesses in the retail, restaurant, consumer and business services sectors. Since inception, affiliates of Roark have invested in 62 franchise/multi-unit brands, which collectively generate $27 billion in annual system revenues from 29,000 locations in 50 states and 78 countries. For more information, please visit www.roarkcapital.com

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed Merger, BWW intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, BWW will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed Merger. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning BWW are (or, when filed, will be) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the proxy statement and any other relevant documents that BWW files with the SEC when they become available before making any voting decision because they will contain important information.

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. BWW, its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed Merger. Information regarding the names of such persons and their respective interests in the Merger, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in BWW’s Form 10-K for the fiscal year ended December 25, 2016, filed with the SEC on February 17, 2017, and the definitive proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2017. To the extent BWW’s directors and executive officers or their holdings of BWW securities have changed from the amounts disclosed in those filings, to BWW’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These s are (or, when filed, will be) available free of charge at http://www.sdocumentec.gov and http://ir.buffalowildwings.com.

Cautionary Note Statements Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the Merger Agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the HSR Act, (d) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied, (e) all or part of Arby’s financing may not become available, and (f) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent BWW from specifically enforcing Arby’s obligations under the Merger Agreement or recovering damages for any breach by Arby’s; (2) the effects that any termination of the Merger Agreement may have on BWW or its business, including the risks that (a) BWW’s stock price may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring BWW to pay Arby’s a termination fee of $74 million, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on BWW and its business, including the risks that as a result (a) BWW’s business, operating results or stock price may suffer, (b) BWW’s current plans and operations may be disrupted, (c) BWW’s ability to retain or recruit key employees may be adversely affected, (d) BWW’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) BWW’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on BWW’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against BWW and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of BWW’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports that BWW has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Arby’s nor BWW assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Arby’s Contact

Media Contact:

Christopher Fuller

SVP, Communications

678-514-4211

PR@Arbys.com

Buffalo Wild Wings Contacts

Investor Relations:

Heather Davis

952-540-2095

Media Contact:

David Reno / Meghan Gavigan

Sard Verbinnen & Co

212-687-8080 / 415-628-8750